Exhibit 31.4
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
I, Janine K. Seebeck, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Agilysys, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Dated: July 29, 2016

By:	/s/Janine K. Seebeck
Janine K. Seebeck
Senior Vice President, Chief Financial Officer,
and Treasurer